Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Standard BioTools Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rules	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registered Fees
Equity	Common Stock, $0.001 par value per share	457(h)	362,585 (3)	$2.01 (4)	$728,795.85	$0.00014760	$107.58
Equity	Common Stock, $0.001 par value per share	457(h)	4,486,722 (5)	$4.55 (6)	$20,414,585.10	$0.00014760	$3,013.20
Equity	Common Stock, $0.001 par value per share	457(h)	12,275,763 (7)	$4.23 (8)	$51,926,477.49	$0.00014760	$7,664.35
Equity	Common Stock, $0.001 par value per share	457(h)	279,087 (9)	$6.25 (10)	$1,744,293.75	$0.00014760	$257.46
Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	2,991,247 (11)	$2.275 (12)	$6,805,086.93	$0.00014760	$1,004.44

Total Offering Amounts					$81,619,239.12		$12,047.03
Total Fees Previously Paid							—
Total Fee Offset							—
Net Fee Due							$12,047.03

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”) of Standard BioTools Inc. (the “Registrant”) stated above consists of shares of Common Stock available for issuance pursuant to the exercise of options to purchase shares of Common Stock and the vesting of restricted stock units under the SomaLogic, Inc. 2009 Equity Incentive Plan, the SomaLogic, Inc. 2017 Equity Incentive Plan and the SomaLogic, Inc. 2021 Omnibus Incentive Plan (collectively, the “SomaLogic Plans”), as well as options to purchase shares of Common Stock pursuant to that certain Non-Statutory Stock Option Agreement, dated May 18, 2021. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Pursuant to that certain Agreement and Plan of Merger, dated October 4, 2023, by and among the Registrant, Martis Merger Sub, Inc. and SomaLogic (the “Merger”), the Registrant assumed each outstanding option to purchase shares of SomaLogic common stock (a “SomaLogic Option”) and each outstanding restricted stock unit to purchase shares of SomaLogic common stock (a “SomaLogic RSU,” and together with the SomaLogic Options, the “Assumed Equity Awards”). Each Assumed Equity Award has the same terms and conditions applicable to such Assumed Equity Award prior to the effective time of the Merger (the “Effective Time”), except that (A) such SomaLogic Option is exercisable for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Common Stock subject to such SomaLogic Option immediately prior to the Effective Time multiplied by 1.11 (the “Exchange Ratio”) and rounded down to the next nearest share of the Registrant’s Common Stock, (B) the exercise price per share of such SomaLogic Option is the exercise price per share in effect for that SomaLogic Option immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the next nearest cent and (C) such SomaLogic RSU vests for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Common Stock subject to such SomaLogic RSU immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded to the next nearest share of Standard BioTools Common Stock.

(3)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the SomaLogic, Inc. 2009 Equity Incentive Plan.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $2.01 per share, which is the weighted-average exercise price for SomaLogic Options outstanding under the SomaLogic, Inc. 2009 Equity Incentive Plan.

(5)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the SomaLogic, Inc. 2017 Equity Incentive Plan.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $4.55 per share, which is the weighted-average exercise price for SomaLogic Options outstanding under the SomaLogic, Inc. 2017 Equity Incentive Plan.

(7)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $4.23 per share, which is the weighted-average exercise price for SomaLogic Options outstanding under the SomaLogic, Inc. 2021 Omnibus Incentive Plan.

(9)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding SomaLogic Options granted under the Non-Statutory Stock Option Agreement, dated May 18, 2021.

(10)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $6.25 per share, which is the exercise price for SomaLogic Options outstanding under the Non-Statutory Stock Option Agreement, dated May 18, 2021.

(11)	Represents shares of Common Stock reserved for issuance upon the vesting of outstanding SomaLogic RSUs granted under the SomaLogic Plans.

(12)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon a price of $2.275 per share, which is the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market as of a date (January 16, 2024) within five business days prior to filing this Registration Statement.